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                                                                    EXHIBIT 10.6


                            LUCENT TECHNOLOGIES INC.
              STANDARD OEM PURCHASE AGREEMENT TERMS AND CONDITIONS
                 (Amended and Restated as of December 9, 1999)



                                                       Agreement No. SC11990085
                                                       Sheet 1 of 31



Turnstone Systems, Inc.
274 Ferguson Drive
Mountain View, CA 94043

This Agreement is made by and between Lucent Technologies Inc. ("Company") having an office at 188 Mt Airy Road, Basking Ridge, NJ 07920 and Turnstone Systems, Inc.("Supplier") having an office at 274 Ferguson Drive, Mountain View, CA 94043 (hereinafter individually a "Party" and collectively the "Parties"). Company agrees to purchase and Supplier agrees to sell in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

WHEREAS, Company wishes to purchase MATERIALs of Supplier's (design and) manufacture for resale to Company's customers, and

WHEREAS, Supplier desires to sell such materials to Company for resale to Company's customers,

THEREFORE, the parties agree as follows

1.       AGREEMENT EFFECTIVE PERIOD
                  The term of this Agreement shall commence on, September 1, 1999, and shall, except as otherwise provided in this Agreement, continue in effect thereafter until August 31, 2002.

2.       MATERIAL
                  "MATERIAL" as used in this Agreement shall mean Supplier's COPPER CROSSCONNECT Products as listed in APPENDIX A, attached and made a part of this Agreement. Such MATERIAL is hereby offered for sale by Supplier and may be purchased by Company in accordance with the terms, conditions and specifications stated in this Agreement. This Agreement is a non-commitment agreement and MATERIAL shall be furnished by Supplier on an as-ordered basis. "Specification(s)" as used in this Agreement shall mean all of the specifications made part of this Agreement.

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3.       OPTION TO EXTEND
                  Company shall have the right to extend the period specified in the section "AGREEMENT EFFECTIVE PERIOD" for up to twelve (12) months by giving Supplier at least thirty (30) business days prior written notice.

                  Within ten (10) business days of the date of Company's notice to extend the period, Supplier shall notify Company in writing whether Supplier proposes to revise the price(s) under this Agreement. If the parties fail to agree on the revised price(s) within twenty (20) business days after the date of Supplier's notice, Company's notice of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised.

4.       PRICE AND DISCOUNTS
                  Prices and discounts shall be based on cumulative purchase volume as shown in APPENDIX A. Prices and discounts as listed in APPENDIX A shall remain in effect during the term of this Agreement.

5.       COST REDUCTION
                  Both parties shall endeavor to reduce the costs of MATERIALs furnished under this Agreement. If design, labor or material cost reductions result from Company initiated changes or the sharing by Supplier of other Company supplier agreements, [***] percent ([***]%) of the cost reduction(s) shall be passed onto Company in the form of reduced prices, except that if the cost reduction results from Supplier initiated changes, Supplier shall furnish to Company a complete list of expenses that Supplier incurred in effecting said cost reduction, if any. Supplier shall be entitled to receive the benefits of the cost reduction for the time period required to recover its implementation expenses.

6.       TERMS OF PAYMENT
                  Net thirty (30) business days from the date of shipment of the MATERIAL to Company.

7.       FORECASTS
                  Company shall provide Supplier with a twelve (12) month non-binding forecast submitted to Supplier by the fifth (5th) business day of each calendar month. Such forecast shall be used by Supplier for planning purposes only and shall not be deemed a commitment by Company to purchase the MATERIAL shown in the forecast.

8.       FOB
                  The MATERIAL shall be shipped FOB Supplier's location (or such other Supplier's location as may be designated by Supplier). Company shall select the carrier(s) and provide the name(s) of the carrier(s) and Company's account number(s) with said carriers to Supplier within thirty (30) days of execution of this Agreement.


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                                                                   Sheet 3 of 31

9.       FREIGHT CLASSIFICATION
                  MATERIAL purchased under this Agreement shall be shipped to Company or Company's customers subject to freight charges appropriate for goods classified as Data Communication Products. Supplier shall indicate on the bill of lading that Company's contract rates apply.

10.      NON-EXCLUSIVE MARKET RIGHTS
                  This Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all MATERIALs of the type described in the MATERIAL section which Company may require, nor requires the purchase of any MATERIAL or other MATERIALs from Supplier by Company. Therefore, Company may contract with other manufacturers and suppliers for the procurement of comparable MATERIALs. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the MATERIAL.

                  Purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases.

11.      SPECIFICATIONS OR DRAWINGS
                  Supplier's standard commercial specifications are set forth in the Turnstone Copper CrossConnect CX-100 User's Guide, Revision 1.1, as amended from time to time in accordance with the procedures set forth herein. Supplier shall manufacture MATERIAL in accordance with Specifications, so that MATERIAL conforms to such Specifications.

                  In accordance with the notification requirements outlined in Section "MATERIAL CHANGES," Supplier shall provide Company with at least thirty (30) business days prior written notice of any change to be made by Supplier in the MATERIAL furnished pursuant to said Specifications under this Agreement.

                  If Company, in its sole discretion, does not agree to the change proposed by Supplier, Company may submit a Modification Request to address the change. If the Company's Modification Request is not an acceptable solution, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all purchase orders for MATERIAL affected by such change.

                  Supplier shall continue to supply MATERIAL to Company pursuant to the Specifications for the term of the Agreement. If Supplier is unable to continue to thus supply or discontinues manufacture of MATERIAL, Company shall be entitled to one (1) year's advance notice, provided (i) the discontinuance is at Supplier's election and (ii) there has been a reasonable amount of purchases during the period preceding Supplier's notice of discontinuance. Additionally, and if requested by Company, Company and Supplier shall endeavor to develop an alternative method of provisioning MATERIAL or


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         Parts, which may include licensing Manufacturing Rights to
         Company, subject to mutual agreement between Company and Supplier.

12.      ASSIGNMENT BY SUPPLIER
                  Supplier shall not assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of Company, provided however, no such consent shall be required in connection with the sale of all or substantially all of the assets of Supplier related to MATERIAL or in connection with any merger, reorganization or sale of Supplier. Supplier shall be responsible to Company for all Work performed by Supplier's subcontractor(s) at any tier. In the event of an assignment by Supplier, Company may terminate this Agreement or an order, in whole or in part, by written notice to Supplier. In such case, Company's liability shall be limited to payment of the amount due for work performed and/or MATERIAL provided by Supplier up to and including date of termination.

13.        ASSIGNMENT BY COMPANY
         Company shall have the right to assign this Agreement or an order and to assign its rights and delegate its duties under this Agreement or an order either in whole or in part at any time and without Supplier's consent to (i) any present or future associated entity of Company; (ii) the, successors and assigns of Company or its present or future associated entities; or (iii) any other entity resulting from the sale, reorganization or other transfer of all or part of the assets of Company or any associated entity. Company shall give Supplier written notice of any assignment and delegation. The assignment and delegation shall not affect any rights or duties that Supplier or Company may then or thereafter have as to equipment, software, services or materials ordered by Company prior to the effective date of the assignment and delegation. Upon acceptance of the assignment and delegation and assumption of the duties under this Agreement or an order, Company shall be released and discharged, to the extent of the assignment and delegation, from all further duties under this Agreement or the order as to equipment, software, services or materials so assigned.

14.      BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY
         Either party may terminate this Agreement by notice in writing:

                  (i) if the other party makes an assignment for the benefit of creditors (other than solely an assignment of monies due); or:

                  (ii)if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

                  If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by
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         which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

15.      CFC PACKAGING
                  Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with MATERIAL furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrapping, boxes, cartons and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

16.      CHOICE OF LAW
                  This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

17.      COMPLIANCE WITH LAWS
                  Each Party and all persons furnished by each Party shall comply at their own expense with all applicable laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

18.      CONTINUING AVAILABILITY
                  Supplier shall offer for sale to Company, during the term of this Agreement MATERIAL conforming to the Specifications set forth in this Agreement. Supplier further shall offer for sale to Company, during the term of this Agreement and until [***] ([***]) years after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent and identical in form and fit for the MATERIAL covered by this Agreement. The price for the MATERIAL and Parts shall be the price set forth in Supplier's then current agreement with Company for said MATERIAL or Parts or, if no such agreement exists, at a price agreed upon by Company and Supplier. If the parties fail to agree on a price, the price shall be a reasonably competitive price for said MATERIAL or Parts at the time for delivery. The MATERIAL and Parts shall be warranted as set forth in the "WARRANTY" section of this Agreement. The term "Parts" is included in the term "MATERIAL."

                  In the event Supplier fails to supply such MATERIAL or Parts and Supplier is unable to obtain another source of supply for Company, then Company and Supplier shall endeavor to develop an alternative method of provisioning MATERIAL or Parts, which may include manufacturing rights to Company. At that time, both parties shall mutually

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         determine necessary measures required for Company to obtain MATERIAL under this license.

19.      DEFAULT
                  If either party shall be in breach or default of any of the terms, conditions or covenants of this Agreement or of any purchase order, and if such breach or default shall continue for a period of ten
         (10) days after the giving of written notice to the party in breach thereof by the party not in breach, then, in addition to all other rights and remedies which the party not in breach may have at law or equity or otherwise, the party not in breach shall have the right to cancel this Agreement and/or any purchase orders without any charge to or obligation or liability of the party not in breach.

20.      ELECTRONIC DATA INTERCHANGE
                  If requested by Company, Supplier shall use commercially reasonable efforts to implement EDI at Supplier's sole expense.

21.      EPIDEMIC CONDITION
                  If during the term of this Agreement and for six (6) months after the last shipment date of MATERIAL under this Agreement Company notifies Supplier that an "Epidemic Condition" has occurred, Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such MATERIAL within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

                  Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped MATERIAL, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP, then Company shall have the right to suspend all or part of its unshipped orders without liability to Company until such time as a mutually acceptable solution is reached.

                  An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

                  (1) Failure reports or statistical samplings show that MATERIAL shipped contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic emissions, etc.), or exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing) or other disconcerting symptoms of this type.

                   (2) Reliability plots of relevant data indicate that the MATERIAL has actual Mean Time Between Failures (MTBF) of less than 80% of the MTBF stipulated in the Technical Specifications provided by Supplier. The MTBF parameter of MATERIAL is

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         defined as the total operating or power-on time of any population under observation ("T"), in hours, divided by the total number of critical failures ("n") that have occurred during the observed period. A critical failure is defined as a failure to operate per the requirements of the Technical Specification. The total operating time of a population is the summation of operating time of individual units in that population. MTBF is expressed as MTBF =
         T/n. An Epidemic Condition shall exist when data derived from populations being tracked confirms the condition with 80% confidence.

                   (3) MATERIAL Dead on Arrival (DOA) failures exceed the Epidemic DOA failure rate which is defined as 1.2 x DOA specified in the section of this Agreement entitled MATERIAL CONFORMANCE REVIEW.

                  Only major functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. MATERIAL could be either sampled or, a Company's option, 100% audited at Company warehouses, factories or Company's customers' locations. If MATERIAL is sampled, the data must have 80% or better statistical confidence.

                  For the purpose of this Agreement, functional DOA shall be defined as any MATERIAL that during the test, installation or upon its first use fails to operate as expected or specified. Visual/mechanical/appearance DOA is defined as any MATERIAL containing one or more major defects that would make the MATERIAL unfit for use or installation.

                  An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by Supplier, or chain failures induced by internally or externally integrated subassemblies.

                  In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable Supplier shall:

         (a) Incorporate the remedy in the affected MATERIAL in accordance with CAP.

         (b) Ship all subsequent MATERIAL incorporating the required modification correcting the defect(s) at no additional charge to Company; and

         (c) Repair and/or replace MATERIAL that caused the Epidemic Condition. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs, Supplier shall reimburse Company for such costs. Supplier shall bear risk of in transit loss and damage for such repaired and/or replaced MATERIAL.

                  Supplier and Company shall mutually agree in writing as to the remedy's implementation schedule. Supplier shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.
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                  If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may (1) develop and implement such remedy and, in such case, implementation costs and risk of in- transit loss and damage shall be allocated between the parties as set forth in this section, and/or (2) cancel postponed orders without liability and return all MATERIAL affected by such Epidemic Condition for full refund, payable by Supplier within thirty
         (30) business days after receipt of returned MATERIAL (with risk of loss or in-transit damage borne by Supplier) and/or (3) terminate this Agreement without further liability.

22.      EXPORT CONTROL
                  Supplier will not use, distribute, transfer or transmit any MATERIALs, software or technical information (even if incorporated into other MATERIALs) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws:(a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or (b) the direct MATERIAL of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

23.      FORCE MAJEURE
                  Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental, or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non performing party or its subcontractors. Supplier's liability for loss or damage to Company's MATERIAL in Supplier's possession or control shall not be modified by this section. When a party's delay or nonperformance continues for a period of at least fifteen (15) days, the other party may terminate, at no charge, this Agreement or an order under the Agreement.

24.      GOVERNMENT CONTRACT PROVISIONS
                  The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and sections from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of

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         $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

25.      HEAVY METALS IN PACKAGING
                  Supplier warrants to Company that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company under this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this section.

26.      IDENTIFICATION
                  Supplier shall not, without Company's prior written consent, engage in publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. Notwithstanding the foregoing, Company and Supplier agree to issue a mutually acceptable press release regarding this Agreement as soon as reasonably possible following execution of this Agreement. Company consents to Supplier's disclosure only of information relating to this Agreement as may be required by federal and state securities laws and regulations. Supplier agrees that the specific terms and conditions of this Agreement shall not be disclosed, and shall be held confidential. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation, or drawing of Company or its affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any MATERIAL rejected or not purchased by Company.

27.      IMPLEADER
                  Supplier shall not implead or bring an action against Company based on any claim by any person for personal injury or death to an employee of Company for which Company has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against Company.

28.      INDEMNITY
         28. At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (i) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to
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         have been caused by the services performed by, or MATERIAL provided by Supplier; or

         (ii) any failure of Supplier to perform its obligations under this Agreement. Notwithstanding the foregoing, Supplier's duty of indemnification pursuant to this article does not arise for loss or injury caused by:

         (i) gross negligence, misuse, abuse of, or accident to the MATERIAL;

         (ii) gross negligence by a person other than Supplier or under Supplier's authority;

         (iii) improper or inadequate operation, maintenance, or repair by a person other than Supplier or under Supplier's authority not in accordance with this Agreement; (iv) modification to MATERIAL by Company or a third party in a manner not authorized in writing by Supplier and not in accordance with this Agreement.

         Supplier's obligations pursuant to this article are further subject to the conditions that Company:

         (i) gives Supplier timely notice of any claim or threatened or actual suit or action;

         (ii) gives Supplier sole control of the defense and settlement of such action, claim or suit and related settlement negotiations; provided that Supplier may not make any admission of liability on the Company's behalf, without Company's prior written consent and further provided that such control shall continue only for so long as Supplier is defending such claim, suit or action in good faith; and

         (iii) reasonably cooperates in the defense and settlement of such claim, suit or action at Supplier's sole expense.

29.      LIMITATION OF LIABILITY
                  NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR LOST PROFITS, CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  These limitations of liability shall not apply to the Parties obligations under the clauses INFRINGEMENT, USE OF INFORMATION or SUPPLIER'S INFORMATION or to any liability arising from or related to any personal injury (including death) or damage to tangible property caused by a Party in fulfilling its obligations hereunder.

30.      INFRINGEMENT
                  Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, employees (all referred to in this section as "Company") from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims (i) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (ii) related to the subject matter of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided


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         by Supplier (Items) and if the Items are not (i) commercial items available on the open market or the same as such items, or (ii) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it or any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

31.      INSIGNIA
                  Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the MATERIAL furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the MATERIAL furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must be approved in writing by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" and "USE OF INFORMATION" section.

32.      INSURANCE
                  Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (i) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (ii) employer's liability insurance with limits of at least $500,000 for each occurrence; (iii) automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (iv).Commercial General Liability ("CGL") insurance, ISO 1988 or later occurrence form of insurance including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and (v) if the furnishing to Company (by sale or otherwise) of MATERIALs or material is involved, CGL insurance endorsed to include MATERIALs liability and completed operations coverage in the amount of $2,000,000 per occurrence. All CGL and automobile liability insurance shall designate Company, its affiliates, and its directors, officers and employees (all referred to as "Company") as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance.

33.      INVOICING FOR GOODS
                  Supplier shall: (i) render original invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight, (ii)

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         render separate invoices for each shipment within twenty-four (24)
         hours after shipment, and (iii) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the F.O.B. point to the destination as a separate item on the invoice stating the name of the carrier used.

34.      INVOICING FOR STOCKS
                  If Company requests for reasons other than covered by Section "FORCE MAJEURE", that shipment be postponed beyond the date shown on a purchase order, Supplier may invoice Company as of the original scheduled delivery date for MATERIAL manufactured under this Agreement, if it has been inspected and approved by Company's designated quality organization (provided inspection has been specified in this Agreement or in an order issued under this Agreement).

35.      JURISDICTION
                  Supplier agrees that any action or legal proceeding arising out of this Agreement shall be brought only in a court of competent jurisdiction in the United States of America and Supplier expressly submits to, and accepts the jurisdiction of, any such court in connection with such action or proceeding and Supplier further consents to the enforcement of any judgment against it arising therefrom in any jurisdiction in which it has or shall have any assets.

36.      LICENSES
                  No Licenses, express or implied, under any patents are granted by either Party to the other Party under this Agreement or order.

37.      MARKING
                  All MATERIAL furnished under this Agreement shall be marked for identification purposes in accordance with the specifications to be provided pursuant to this Agreement and as follows:

         (a)  with Supplier, vendor code 1NH75,  model/serial number; and

         (b)  with month and year of manufacture; and

         (c) markings in accordance with the requirements outlined in Company Specifications KS-23490 and KS 22002, as amended from time to time, which Supplier has in its possession: and

         (d) Common Language Equipment Identification (CLEI) Note: Common Language and CLEI are trademarks of Bell Communications Research; and

         (e)  Company Apparatus code, serial, or model numbers; and

         (f)  Warranty Eligibility System (WES) tracking information; and

                                                                 Sheet 13 of 31

         (g) Underwriters Laboratories and Federal Communications Commission markings as appropriate.

                  In addition, Supplier agrees to add any other identification which might be requested in writing by Company. Charges, if any for such additional identification marking shall be as agreed upon by Supplier and Company prior to the implementation of any change. This Section does not reduce or modify Supplier's obligations under Section 26 IDENTIFICATION.

38.      MONTHLY ORDER AND SHIPMENT REPORTS
                  Supplier shall render monthly order and shipment reports on or before the tenth working day of the succeeding month containing the information required on the Company's monthly order and shipment reports. These forms will be furnished by Company.

39.      NON DISCLOSURE AGREEMENT
                  Whereas Company and Supplier each expect to disclose to the other party certain information concerning MATERIALs, business and strategies which are considered confidential and proprietary and which neither party wants to disclose to others, they have entered into a Non Disclosure Agreement dated as of July 21, 1999. This section does not reduce or modify Supplier's obligations under Section "USE OF INFORMATION" or Company's obligations under "SUPPLIER'S INFORMATION."

40.      NON WAIVER
                  The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

41.      NOTICES
                  Any notice given or demanded which under the terms of this Agreement or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows

         To Company:        Lucent Technologies Inc.
                            Global Procurement Organization
                            188 Mt. Airy Road
                            Room C222
                            Basking Ridge, NJ  07920

                            Attn.:  Kevin R. Hazzard

                                        -OR-

                                                                Sheet 14 of 31

         To Supplier:      Turnstone Systems, Inc.
                           274 Ferguson Avenue
                           Mountain View, CA 94043

                           Attn: Contracts Administration

                  Such notice or demand shall be deemed to have been given or made when sent by facsimile, or other communication or when deposited, postage prepaid in the U.S. mail.

                  The above addresses may be changed at any time by giving prior written notice as above provided.

42.      OPERATING SYSTEM SOFTWARE
                  The term MATERIAL includes any software (operating program in machine readable form and related documentation) and storage media therefor normally embedded in the MATERIAL. Title to the software, including copyright, shall remain in Supplier. The party having title to the MATERIAL shall have title to the software storage media. For the life of the MATERIAL listed in this Agreement, Supplier grants to Company and any subsequent purchaser, lessee or other end user (referred to collectively in this section as "end user") a non-exclusive license to use said software on the MATERIAL on which it was delivered. Company and any subsequent end user may copy the software for use on such MATERIAL with which it was originally delivered and for archival purposes, but shall not knowingly reproduce either the original software for distribution to others.

43.      OZONE DEPLETING CHEMICALS
                  Supplier hereby warrants that it is aware of international agreements and pending legislation in several nations, including the United States, which would limit, ban and/or tax importation of any MATERIAL containing, or produced using ozone depleting chemicals ("ODCs"), including chlorofluorocarbons, halons and certain chlorinated solvents. Supplier hereby warrants that the MATERIAL furnished to Company will conform to all applicable requirements established pursuant to such agreements, legislation and regulations, and the MATERIAL furnished to Company will be able to be imported and used lawfully (and without additional taxes associated with ODCs not reported to Company by Supplier as set forth in this section) under all such agreements, legislation and requirements. Supplier also warrants that it is currently reducing, or if Supplier is not the manufacturer of the MATERIAL, is currently causing the manufacturing vendor to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing vendor eliminate the use of ODCs in the manufacture of the MATERIAL.

                  If the MATERIAL furnished by Supplier under this Agreement is manufactured outside the United States, Supplier shall, upon execution of this Agreement, and at any time that new MATERIALs are added to this Agreement or changes are made to the MATERIAL furnished under this Agreement, complete, sign and return to Company the

                                                                 Sheet 15 of 31

         attached ODC Content Certification. The ODC Content Certification must be signed by Supplier's facility manager, corporate officer or his delegate.

                  The term "ODC content" on the ODC Content Certification means the total pounds of ODC used directly in the manufacture of each unit of MATERIAL. This includes all ODCs used in the manufacturing and assembly operations for the MATERIAL plus all ODCs used by Supplier's vendors and any other vendors in producing components or other MATERIALs incorporated into the MATERIAL sold to Company.

                  Supplier is responsible to obtain information on the ODC content of all components and other MATERIALs acquired to manufacture the MATERIAL and to incorporate such information into the total ODC content reported to Company. Provided however, that Supplier should not include in the ODC content those components or other MATERIALs which are manufactured in the United States. Supplier hereby warrants to Company that all information furnished by Supplier on the ODC Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws. Supplier shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, fines, penalties, costs and expenses (including additional ODC taxes as provided for in paragraph one of this section and reasonable attorney's fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto by reason of Company's use of reliance on the information furnished to Company by Supplier on the ODC Content Certification or by reason of Supplier's breach of this section. Supplier shall cooperate with Company in responding to any inquiry concerning the use of ODCs to manufacture the MATERIAL or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODCs used to manufacture the MATERIAL or components thereof.

44.      OZONE DEPLETING SUBSTANCES LABELING
                  Supplier warrants and certifies that all MATERIAL and other MATERIALs, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR, Part 82 entitled "Protection of Stratospheric Ozone, Subpart E- The Labeling of MATERIALs Using Ozone Depleting Substances."

45.      PACKING, LABELING AND SERIALIZATION
                  MATERIAL purchased, repaired, replaced or refurbished under this Agreement shall be packed, labeled and serialized by Supplier at no additional charge in accordance with specifications PKG-91NJ1045 "Packaging, Packing, Palletization, Labeling and Marking Requirements for Material being Delivered to Lucent Technologies Manufacturing and Distribution Locations", and KS-23490 "MATERIAL Bar Code, Serial and Comcode Label," as changed from time to time with Supplier's written

                                                                 Sheet 16 of 31

         approval.

                  All electronic plug-ins shipped separately from their associated frames or mountings must be packaged using Electrostatic Shielded Packaging. Electrostatic Shielded Packaging is defined herein as packaging that meets the applicable requirements for `ELECTROSTATIC SHIELDING TYPE' packaging as prescribed in Electronic Industries Association (EIA) Interim Standard IS-5-A (`Packaging Material Standards for ESD Sensitive Items').

                  Supplier will package MATERIAL individually (except for small parts, such as screws) with appropriate protective material to guarantee safe arrival (e.g., plug-in boards should be in static controlled packaging and/or padded cartons). Bulk packaging of MATERIAL and parts is acceptable if agreed to by both parties. Each box will contain MATERIAL or parts ordered under a single purchase order, but multiple boxes may be placed in a larger container. Supplier will, when so requested by Company and without additional charge, provide and affix to each MATERIAL packaging, bar code labels as Company will specify.

46   POINT OF SALE INFORMATION
                  Company shall provide Supplier, on a monthly basis, data on the location of Company's customers who purchase Supplier's MATERIAL pursuant to this Agreement for the purpose of Supplier compensating Supplier's sales personnel.

47.      MATERIAL CHANGES
                  Supplier shall provide Company with at least thirty (30) days, prior written notice of any change proposed to be made in accordance with this Agreement, or in the Specification and documentation covered by this Agreement that would impact upon: (i) reliability, (ii) requirements of the Specification, or (iii) form, fit or function (as defined below).

                  The only exception will be in those cases where an extremely hazardous or unsatisfactory condition requires immediate action. In such cases, verbal notification shall be made, followed by Supplier's immediate written confirmation. Procedures for reporting MATERIAL changes are described in the "MATERIAL Change Notice Procedure" section of the Bellcore "Generic Requirements for Product Change Notices," GR-209-CORE, Issue 3, September 1998.

                  Supplier shall submit changes to the following address:

                                      Lucent Technologies Inc.
                                      Room 3A-415C
                                      200 Schulz Dr.
                                      Red Bank, NJ 07701

                                      Attn.: Norman I. Ginsburg

                                                                 Sheet 17 of 31

                  If, as mutually agreed by Company and Supplier, sufficient changes have been made to warrant a MATERIAL re-qualification, such re-qualification will be performed at no cost to Company unless otherwise agreed. MATERIAL shall be in accordance with the latest information stated or referenced in the Specification.

                  If the plan for MATERIAL Change is not accepted by Company, in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all orders for MATERIAL affected by such change. Notwithstanding the above, Supplier shall continue to provide the current MATERIAL for a period of twelve (12) months from the date the change is effective.

48.      MATERIAL CONFORMANCE REVIEWS
                  Supplier shall, utilizing documented procedures specified herein, make such tests and inspections as are necessary to insure that MATERIAL meets all technical requirements of the MATERIAL specification. Supplier shall provide, without charge, any production testing facilities and personnel required to inspect the MATERIAL under Quality Program Specification (QPS) No. 40.030, as changed from time to time with Supplier's written approval. Company reserves the right to inspect MATERIAL prior to shipment from Supplier or Supplier's subcontractor(s). Such inspection shall be conducted by Company's Engineering and Environmental Technologies (EE&T) organization utilizing a 0.65% Acceptability Level (AQL) sampling plan as described in QPS 40.030. If MATERIAL fails inspection, Supplier agrees to pay for all re-inspection costs. Inspection requirements may be waived only by written notification from Company's Engineering and Environmental Technologies (EE&T) organization. In the event that any or all work under this Agreement is subcontracted to another Supplier, Company reserves the right to conduct the aforementioned inspections at the subcontractors facilities.

49.      MATERIAL DOCUMENTATION
                  Supplier shall furnish, at no charge, MATERIAL documentation, and any succeeding changes thereto, as described in the Technical Specification. Company may use, reproduce, reformat, modify and distribute such MATERIAL documentation, subject in each instance to Supplier's prior review and written approval, which approval shall not be unreasonably withheld.

                  Company shall reproduce Supplier's copyright notice contained in any documentation reproduced without change by Company. For documentation, which is reformatted or modified by Company, Company shall have the right to place only Company's own copyright notice on the reformatted or modified documentation. It is the intent of the parties that Company's copyright notice shall be interpreted to protect the underlying copyright rights of Supplier to the documentation to the extent such underlying rights are owned by Supplier.

                                                                 Sheet 18 of 31

50.      PURCHASE ORDERS
                  Purchase orders issued under this Agreement shall be sent to the following address:

                                    Turnstone Systems, Inc.
                                    274 Ferguson Avenue
                                    Mountain View, CA 94043
                                    FAX: (650) 428-0200

                                    Attn.: Customer Service

                  Purchase orders shall specify: (i) description of MATERIAL, inclusive of any numerical/alphabetical identification referenced in the price list in this Agreement, (ii) delivery date, (iii) applicable price, (iv) location to which the MATERIAL is to be shipped and (v) location to which invoices shall be sent for payment.

51.      REGISTRATION AND RADIATION STANDARDS
                  When MATERIAL furnished under this Agreement is subject to
         Part 68, Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such MATERIAL complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that MATERIAL shipped complies with the applicable FCC Rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand.

                   In addition, should MATERIAL which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Company, accept the return of the MATERIAL and refund to Company the price paid for the MATERIAL less a reasonable amount for depreciation, if applicable.

                  To the extent that MATERIAL furnished under this Agreement is also subject to FCC Rules governing the use of the MATERIAL as a component in a system as identified in Supplier's Technical Specifications, Company shall be responsible for compliance with the applicable FCC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify MATERIAL to enable Company to ensure ongoing compliance with the FCC Rules. Company shall pay any increase in Supplier's costs and/or expenses

                                                                 Sheet 19 of 31

         resulting from Company's request to modify MATERIAL to enable Company to comply with the FCC Rules.

                  Nothing in this section shall be deemed to diminish or otherwise limit Supplier's obligations under the "WARRANTY" section or any other section of this Agreement.

52.      INSPECTION OF MATERIAL
                  Company may perform a visual and functional inspection of MATERIAL received prior to acceptance or rejection, and may refuse to accept MATERIAL which does not conform to the specifications of this Agreement. Company agrees to conduct such inspection within [***] ([***]) days. If, after [***] ([***]) calendar days from the date of delivery by Supplier, Company has not rejected MATERIAL by providing written notice to Supplier, it will be deemed accepted by Company. For purposes of this provision, functional and visual inspection shall have the same meaning as in paragraph 21 herein; i.e., confirmation that the MATERIAL does not contain one or more major defects that would make the MATERIAL unfit for use or installation, or that, during test, the MATERIAL operates as specified. The above shall not limit Supplier's obligations under the clauses WARRANTY and EPIDEMIC CONDITION.

                  Company may only reject MATERIAL which has failed the above visual and/or functional inspection. Company's sole remedies upon rejection of MATERIAL are: (1) return rejected MATERIAL for full credit at the price charged plus delivery charges; or (2) have rejected MATERIAL replaced by Supplier at the purchase price stipulated in this Agreement. Supplier shall incur all transportation costs and assume in-transit risk of loss and damage of all MATERIAL returned under this provision to Supplier.

53.      RELEASES VOID
                  Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

54.      REPAIRS NOT COVERED UNDER WARRANTY
                  In addition to repairs provided for in the "WARRANTY" section Supplier shall provide repair service on all MATERIAL ordered under this Agreement during the term of this Agreement. MATERIAL to be repaired under this section will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired MATERIAL which meets the Specifications set forth in the "SPECIFICATIONS OR DRAWINGS" section and all other Specifications within 10 business days of receipt of the defective or non-conforming MATERIAL. With the concurrence and scheduling of Company, repair may be made by Supplier on site.

                  If MATERIAL is returned to Supplier for repair as provided for in this section and is determined to be beyond repair, Supplier shall so notify Company. If requested by

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
                                                                Sheet 20 of 31

         Company, Supplier will sell to Company a replacement at the price set forth in Supplier's then current agreement with Company for said MATERIAL or, if no such agreement exists, at a price agreed upon by Supplier and Company. If the parties fail to agree on a price, the price shall be a reasonably competitive price for such MATERIAL at the time for delivery. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the unrepairable MATERIAL and pay to Company the salvage value, if any. Replacement and repaired MATERIAL shall be warranted as set forth in the "WARRANTY" section.

                  This Agreement does not grant Supplier an exclusive privilege to repair any or all of the MATERIAL purchased under this Agreement for which Company may require repair; and Company may perform the repairs or contract with others for these services.

                  All transportation costs of and in transit risk of loss and damage to MATERIAL returned to Supplier for repair under this section will be borne by Company and all transportation costs of and in transit risk of loss and damage to such repaired or replacement MATERIAL returned to Company will be borne by Company.

                  Repairs performed under this section will be charged on a Time and Materials basis as according to Supplier's then current Time and Material charges.

55.      REPAIR PROCEDURES
                  Company shall furnish the following information with MATERIAL returned to Supplier for repair: (a) Company's name and complete address; (b) name(s) and telephone numbers(s) of Company's employee(s) to contact in case of questions about the MATERIAL to be repaired; (c) ship-to address for return of repaired MATERIAL if different than (a);
         (d) a complete list of MATERIAL returned; (e) the nature of the defect or failure if known; and (f) whether or not returned MATERIAL is in warranty. Supplier shall, within ten (10) days of the execution of this Agreement, provide a written notice to Company specifying (i) the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise concerning repair, and (ii) if required, any special packing of MATERIAL which might be necessary to provide adequate in-transit protection from transportation damage.

                  MATERIAL repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the MATERIAL and the repaired MATERIAL shall be returned with a tag or other papers describing the repairs which have been made.

                  All invoices originated by Supplier for repair services must be clearly identified as such, and must contain: (i) a reference to Company's purchase order for these repair services, (ii) a detailed description of repairs made by Supplier and the need therefor, and
         (iii) an itemized listing of parts and labor charges, if any. Replaced parts will, upon request, be available for inspection by or returned to Company. Further, the provisions of the "INVOICING" and "SHIPPING" sections, other than provisions relating to

                                                                Sheet 21 of 31

         transportation charges with respect to MATERIAL repaired under warranty, shall apply to Supplier's return to Company of repaired MATERIAL.

56.      RIGHT OF ENTRY
                  Each party shall have the right to enter the premises of the other party during standard business hours with respect to the performance of this Agreement, including an inspection or a Quality Review, subject to all plant rules and regulations, clearances, security regulations and procedures as applicable. Each party shall provide safe and proper facilities for such purpose. No charge shall be made for such visits. It is agreed that prior notification will be given when access is required.

57.      SAFETY CERTIFICATION
                  All MATERIAL purchased under this Agreement shall be designed to be in compliance with the applicable Underwriters Laboratories
         (UL)and Canadian Standards Association (CSA) rules and regulations. It is agreed that Supplier shall be responsible for filing the required documents to obtain compliance with said Underwriters Laboratories Standards and Canadian Standards. Supplier shall be responsible for making the MATERIAL available for testing.

58.      SECTION HEADINGS
                  The headings of the sections in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

59.      SERVICES
                  Visits by Supplier's representatives or its suppliers' representatives for inspection, adjustment or other similar purposes in connection with MATERIAL purchased under this Agreement shall for all purposes be deemed "Work under this Agreement" and shall be at no charge to Company unless otherwise agreed in writing between the parties.

60.      SEVERABILITY
                  If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Supplier and Company shall be construed and enforced accordingly.

61.      SHIPPING
                  Supplier shall: (i) ship the MATERIAL covered by this Agreement or order complete unless instructed otherwise, (ii) ship to the destination designated in the Agreement or order, (iii) ship according to routing instructions given by Company, (iv) place the Agreement and order number on all subordinate documents, (v) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (vi) mark the order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by

                                                                Sheet 22 of 31

        Company without a writing. If Supplier does not comply with the terms of the FOB section of the Agreement or order or with Company's shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased cost incurred by Company as a result of Supplier's noncompliance.

62.      SHIPPING INTERVAL
                  The delivery schedule applicable to each purchase order will be agreed upon by Supplier and Company and set forth in the purchase order. (Note: Supplier has indicated that MATERIAL can usually be shipped an average of [***] business days after receipt of Company's purchase order for forecasted demand; however, in no event shall the delivery interval exceed [***] business days after receipt of purchase order.)

                  If Supplier exceeds the above maximum interval then in addition to all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Company, Company shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. If Company elects to extend such delivery date, Supplier shall absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

                  If a purchase order is canceled by Company pursuant to the above, Company shall have the right to retain or return any or all MATERIAL received by or paid for by Company under such purchase order. Within fifteen (15) business days of Supplier's receipt of returned MATERIAL, Supplier shall reimburse Company for the costs of shipping the MATERIAL returned to Supplier and for any amounts, including shipping costs, previously paid by Company for the MATERIAL. Company shall pay for any MATERIAL it retains at the prices set forth in APPENDIX A, less applicable discounts which shall be applied on the basis of the quantity specified in the purchase order.

                  If, during the course of this Agreement, Supplier determines that Supplier will no longer be able to ship within the above interval, Supplier shall immediately notify Company's buyer to that effect. Supplier shall also notify Company's buyer, as soon as it becomes apparent, if Supplier is unable to meet the delivery date for an order. However, nothing contained in this paragraph shall waive Company's rights as set forth above in this section.

63.      STORAGE OF PAID FOR STOCK
                  Subject to the section "OPERATING SYSTEM SOFTWARE", Company has and shall have at all times all right, title and interest in all MATERIAL invoiced to Company in accordance with the section "INVOICING FOR STOCKS". Such MATERIAL shall be referred to in this section as "Company Property." Supplier shall store such Company Property without cost to Company at Supplier's A-Plus Manufacturing Corp. 2381 Bering

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
                                                                Sheet 23 of 31


         Drive San Jose, CA 95131 facility and ship such Company Property as ordered by Company. In addition, Supplier shall:

                  (i) Be responsible for the safekeeping of the Company Property, assume all risks of loss or damage to the same and be liable for the full actual value of such Company Property. In case of removal of all or any part of the Company Property from one building to another, Supplier's responsibility for loss or damage shall continue and Supplier shall give Company at least ten (10) days advance notice in writing of the removal, except when the removal is required to comply with Company's shipping orders or to protect the Company Property from loss or damage.

                  (ii) Permanently mark or if impracticable to do so then affix labeling stating that the Company Property is the "PROPERTY OF LUCENT TECHNOLOGIES INC." For purposes of this section, the term "LUCENT TECHNOLOGIES INC." shall be deemed to mean Company or the Company affiliated or associated company which owns the tooling, as applicable.

                  (iii) Store the Company Property safely, indoors in protected areas approved by Company. Store the Company Property segregated from other property in sections of Supplier's plant marked Property of Company.

                  (iv) Deliver the Company Property only to Company or Company's designated customers in accordance with Company's orders or upon Company's demand, FOB Supplier's plant without additional charge for removal, packing, or crating.

                  (v) Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively referred to as "encumbrance") to be placed on any Company Property. Supplier shall give Company immediate written notice should any third party attempt to place or place an encumbrance on such Company Property. Supplier shall indemnify and hold Company harmless from any such encumbrance. Supplier shall, at Company's request, promptly execute a "protective notice" UCC-1 form and all other documents reasonably necessary to enable Company to protect its interest in such Company Property. This Agreement shall constitute the security agreement required by the UCC of the appropriate state.

                  (vi) Company may inspect, inventory, and authenticate the account of the Company Property during Supplier's normal business hours. Supplier shall provide Company access to the premises where all such Company Property is located.

                  The obligations assumed by Supplier with respect to the Company Property are for the protection of Company's property. If Supplier defaults in carrying out Supplier's obligations under this Agreement, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may cancel this Agreement in whole or in part or withdraw all or any part of the Company Property, or both. Supplier shall, at Company's

                                                                Sheet 24 of 31

         option, return to Company or hold for Company's disposition any or all of such Company Property in Supplier's possession.

64.      SUPPLIER'S INFORMATION
                  Company shall view as Supplier's property any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Supplier and identified by Supplier as proprietary/confidential either in writing or orally. The aforementioned material and information may be identified by Supplier as proprietary/confidential verbally and shall be followed up by written notice from Supplier to Company. Company shall, at no charge to Supplier, and as Supplier directs, destroy or surrender to Supplier promptly at its request any such article or any copy of such Information. Company shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Company free of obligation, or made public through no fault imputable to Company.

65.      SURVIVAL OF OBLIGATIONS
                  The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement shall survive termination, cancellation or expiration of this Agreement.

66.      TAXES
                  Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier than an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

67.      TECHNICAL SUPPORT
                  Company will be the primary interface to the customer and will provide Tier 1, Tier 2 and Tier 3 technical customer support.

                  Supplier will provide Tier 4 technical customer support. "Tier 4" means the fourth of four levels of technical customer support and addresses issues escalated from Tier 3 when either the source of the issue cannot be identified, or the issue is identified and must be addressed by the manufacturer of the MATERIAL. Tier 4 technical customer support will be provided 24 hours a day, 7 days a week via telephone to Company's support personnel at no charge. Supplier's response time shall be within 30 minutes on Monday through Friday, 9 am
         - 6pm (Central Time), and within 2 hours at all other times. Nine (9) months after the effective date of this Agreement and every six months thereafter, Supplier may request a review of Company's Tier 4 support requests that Supplier believes do not fit into the category of support issues as defined in this Section. Company shall be given a

                                                                Sheet 25 of 31

         reasonable cure period to correct any problem areas identified in the review before re-opening the Tier 4 compensation provision of this Section.

                  Company shall be entitled to ongoing technical support, including field service and assistance and technical support in the development of customer proposals, provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting Supplier's obligations as set forth in the WARRANTY Section or elsewhere provided for in this Agreement.

                  It is the intent of this Agreement that the Supplier shall provide initial training and ongoing occasional updates. Charges for field service technical support, will be based on Supplier's then current standard charges for such services.

68.      TERMINATION OF PURCHASE ORDER
                  Company may at any time terminate any portion or the total quantity of any purchase order(s) placed under this Agreement. Company's liability to Supplier with respect to such termination shall be limited to (i) Supplier's purchase price of all components for the MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers), plus (ii) the actual costs incurred by Supplier in procuring and manufacturing MATERIAL (not usable in Supplier's other operations or salable to Supplier's other customers) in process as of the date of giving notice of termination, less (iii) any salvage value thereof. However, no such termination charges will be invoiced if, within sixty (60) days of notice of termination, MATERIAL equivalent in kind to that being terminated is ordered by Company. If requested, Supplier shall substantiate such cost and price with proof satisfactory to Company.

69.      TIMELY PERFORMANCE
                  If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

70.      TITLE AND RISK OF LOSS
                  Title (other than software) and risk of loss and damage to MATERIAL including software purchased by Company under this Agreement or an order issued pursuant to this Agreement shall vest in Company when the MATERIAL has been delivered at the FOB point. If this Agreement or an order issued pursuant to this Agreement calls for additional services including, but not limited to, unloading, installation, or testing to be performed after delivery, Supplier shall retain title and risk loss and damage to the MATERIAL until the additional services have been performed. If Supplier is authorized to invoice Company for MATERIAL prior to shipment or prior to the performance of additional services, title to MATERIAL (other than software) shall vest in Company upon payment of the invoice, but risk of loss and damage shall pass to Company when the additional services have been performed.

                                                                Sheet 26 of 31

71.      TOXIC SUBSTANCES AND MATERIAL HAZARDS
                  Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all MATERIAL furnished by Supplier as described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable federal, state or local law, ordinance, rule, regulation or order (hereinafter collectively referred to as "law" or "laws"), and presents no abnormal hazards to persons or the environment. Supplier also warrants that it has no knowledge of any federal, state or local law, that prohibits the disposal of the MATERIAL as normal refuse without special precautions except as expressly stated elsewhere in this Agreement. Supplier also warrants that where required by law, all MATERIAL furnished by Supplier is either on the EPA Chemical Inventory compiled under Section 8 (a) of the Toxic Substance Control Act, or is the subject of an EPA-approved pre manufacture notice under 40 CFR Part
         720. Supplier further warrants that all MATERIAL furnished by Supplier complies with all use restrictions, labeling requirements and all other health and safety requirements imposed under federal, state, or local laws. Supplier further warrants that, where required by law, it shall provide to Company, prior to delivery of the MATERIAL, a Material Safety Data Sheet which complies with the requirements of the Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder.

                  Supplier shall defend, indemnify and hold Company harmless for any expenses (including, but not limited to, the cost of substitute material, less accumulated depreciation) that Company may incur by reason of the recall or prohibition against continued use or disposal of MATERIAL furnished by Supplier as described in its Agreement whether such recall or prohibition is directed by Supplier or occurs under compulsion of law. Company shall cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use or disposal of MATERIAL directed by Supplier or under compulsion of law.

                  Supplier further shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, costs and expenses (including reasonable attorney's fees) which Company may incur under any applicable federal, state or local laws, and any and all amendments thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Consumer MATERIAL Safety Act of 1972; the Toxic Substance Control Act; Fungicide, Rodenticide Act; the Occupational Safety and Health Act; and the Atomic Energy Act; and any and all amendments to all applicable federal, state, or local laws, by reason of Company's acquisition, use, distribution or disposal of MATERIAL furnished by Supplier under this Agreement.

72.      TRAINING
                  Supplier will provide instructional Source Material, at no charge, that can be used by Company to generate Customer Training materials. Supplier will provide two (2) train-the-trainer courses, at no charge, for Company's personnel at a level mutually agreed upon so that Company will be able to effectively market and support Supplier's MATERIAL.

                                                                Sheet 27 of 31

         Additional courses will be made available to Company at Supplier's then current rates. The training will include, but not be limited to the MATERIAL's features, competitive information, target markets and selling strategies, as well as technical aspects of the MATERIAL to enable Company to properly configure Supplier's MATERIAL to operate with Company's MATERIALs and provide technical support.

73.      USE OF INFORMATION
                  Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

74.      VARIATION IN QUANTITY
                  Company assumes no liability for MATERIAL produced, processed or shipped in excess of the amount specified in this Agreement or in an order issued pursuant to this Agreement.

75.      WARRANTY
                  Supplier warrants to Company that MATERIAL furnished will be new, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications. These warranties shall continue for a period of twelve (12) months from the date of acceptance by Company, but in no event more than 13 months from the date of shipment.

                  Supplier also warrants to Company that services will be performed in a first class, workmanlike manner. In addition, if MATERIAL furnished contains one or more manufacturer's warranties, Supplier hereby assigns such warranties to Company. Supplier warrants that at the time of delivery to Company such MATERIAL shall be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment.

                  Defective or non-conforming MATERIAL will be returned to Supplier for repair or replacement, at no cost to Company, with risk of in-transit loss and damage borne by Supplier and freight paid by Supplier. . Unless otherwise agreed upon by Supplier and Company, Supplier shall complete repairs and ship the repaired MATERIAL within ten (10) business days of receipt of defective or non- conforming MATERIAL, or at Company's option, ship replacement MATERIAL within ten
         (10) business days after verbal notification is given Supplier by Company. Supplier shall bear the risk of in-transit

                                                                Sheet 28 of 31

         loss and damage and shall prepay and bear that cost of freight for shipments to Company of repaired or replaced MATERIAL.

                  If MATERIAL returned to Supplier for repair as provided for in this section is determined to be beyond repair, Supplier shall promptly so notify Company and, unless otherwise agreed to in writing by Supplier and Company, Supplier shall ship replacement MATERIAL without charge within ten (10) business days of such notification.

                  Replacement MATERIAL shall be warranted as set forth above in this "WARRANTY" section. Any MATERIAL which is repaired, modified, or otherwise serviced by Supplier shall be warranted as provided in this "WARRANTY" section for the remainder of the warranty period (based upon the date repair, modification or other service is completed and accepted by Company) or ninety (90) business days after the MATERIAL is returned to a Customer, whichever is later.

                  If Supplier is unable to find any defect or nonconformity, the material will be returned to Company at Company's expense.

                  EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER MAKES NO OTHER WARRANTIES REGARDING THE MATERIAL, ANY SOFTWARE INCORPORATED THEREIN OR ANY SERVICES PROVIDED THEREWITH AND HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS, OR IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, WHICH ARE HEREBY EXCLUDED. SUPPLIER'S LIABILITY UNDER THE WARRANTY SHALL BE LIMITED TO A REFUND OF THE COMPANY'S PURCHASE PRICE OR REPAIR OF THE MATERIAL. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE COMPANY OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

76.      YEAR 2000 WARRANTY
                  With respect to all Material, Equipment, Services and Software provided to Company under this Agreement, Supplier warrants to Company that: (i) the operation of such deliverables on or after January 1, 2000, without limitation as to date, shall in no way be different from their operation prior to that date; and (ii) such deliverables will be able to process, store, record and present data containing dates in the Year 2000, and thereafter without limitation as to date, in the same manner as data containing dates prior to the Year 2000. Supplier further warrants that to the extent its internal systems impact its relationship with Company, such systems also comply with the foregoing warranties. Upon request by Company, Supplier agrees to: (i) provide written certification of the foregoing warranties to Company; and (ii) allow Company to reasonably verify compliance with these warranties.

                                                                Sheet 29 of 31

77.      ENTIRE AGREEMENT
                  This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications, and understandings of the parties with respect to the subject matter of this Agreement.

        Accepted (Date):  December 9, 1999



         TURNSTONE SYSTEMS, INC.                LUCENT TECHNOLOGIES INC.

         By: /s/ Richard N. Tinsley             By: /s/ Kevin R. Hazzard
             -----------------------------          --------------------------
         Name (Print):  Richard N. Tinsley      Name (Print): Kevin R. Hazzard
         Title:  CEO                            Title: Buyer-Specialist


ATTACHMENT - The following Attachment is hereby made part of the Agreement:

Appendix A        Turnstone Copper CrossConnect Price Guide

                   TURNSTONE COPPER CROSS CONNECT PRICE GUIDE


 LUCENT    MANUFACTURER                                                        LIST
 COMCODE     PART NO.             PRODUCT DESCRIPTION                        PRICE      [***]          [***]         [***]
---------------------------------------------------------------------------------------------------------------------------------
408129344  CSX100-23   Copper Xconn Loop Management Sys w/4 line cards    $28,970.00   $[***]          $[***]         $[***]
---------------------------------------------------------------------------------------------------------------------------------
408165728    600003    Module, L140 Line card, 25 pair                     $3,395.00   $[***]          $[***]         $[***]
---------------------------------------------------------------------------------------------------------------------------------
408165736    600004    Module, P100 Processor card                         $8,795.00   $[***]          $[***]         $[***]
---------------------------------------------------------------------------------------------------------------------------------
408172948    600000    23" Chasis, for Copper Xconn base system            $6,595.00   $[***]          $[***]         $[***]
---------------------------------------------------------------------------------------------------------------------------------
             600001    19" Chasis, for Copper Xconn base system            $6,295.00   $[***]          $[***]         $[***]
---------------------------------------------------------------------------------------------------------------------------------

*   [***]
**  [***]
*** [***]


-----------------------------------------------------------------------------------------------------------
   LUCENT       MANUFACTURER                                                          LIST
   COMCODE       PART NO.                     PRODUCT DESCRIPTION                     PRICE         [***]
-----------------------------------------------------------------------------------------------------------
                  600026          Module, M101 Central Office Management Card       $ 2,495.00    $ [***]
-----------------------------------------------------------------------------------------------------------

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   separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.